SECOND
                              AMENDED AND RESTATED
                              DECLARATION OF TRUST
                                       OF
                       MELLON PARTICIPATING MORTGAGE TRUST
                       COMMERCIAL PROPERTIES SERIES 85/10
                       ----------------------------------


INDEX
-----                                                               Page
                                                                    ----
THE TRUST; DEFINITIONS                                                2
   Name                                                               2
   Place of Business                                                  2
   Nature of Trust                                                    3
   Purpose of the Trust                                               3
   Definitions                                                        3
INVESTMENT POLICY                                                     9
   General Statement of Policy                                        9
   Additional Investments                                             9
TRUSTEES                                                             10
   Number, Term of Office, Qualifications of Trustees                10
   Compensation and Other Remuneration                               10
   Resignation, Removal and Death of Trustees                        10
   Vacancies                                                         11
   Successor and Additional Trustees                                 11
   Actions by Trustees                                               11
   Unaffiliated Trustees                                             12
   Committees                                                        12
TRUSTEES' POWERS                                                     13
   Power and Authority of Trustees                                   13
   Specific Powers and Authorities                                   13
   By-Laws                                                           18
   Employment of Adviser, Employees, Agents, etc                     18
   Term                                                              19
   Activities of Adviser                                             19
   Adviser Compensation                                              19
   Operating Expenses                                                20
PROHIBITED ACTIVITIES                                                20
   Prohibited Investments and Activities                             20
   Obligor's Default                                                 22
   Percentage Determinations                                         22
   Shares                                                            22
   Legal Ownership of Trust Estate                                   23
   Shares Deemed Personal Property                                   23
   Share Record, Issuance and Transferability of Shares              23
   Dividends and Distributions to Shareholders                       24
   Transfer Agent, Dividend Disbursing Agent and Registrar           24
   Shareholders' Meetings and Consents                               25
   Proxies                                                           25
   Reports to Shareholders                                           25
   Fixing Record Date                                                26
   Notice to Shareholders                                            26
   Shareholders' Disclosure; Trustees' Right to Refuse to
      Transfer Shares; Limitation on Holdings; Redemption of Shares  26
   Inspection by Shareholders                                        29
   Limitation of Liability of Trustees and Officers                  29
   Limitation of Liability of Shareholders, Trustees and Officers    29
   Express Exculpatory Clauses in Instruments                        29
   Indemnification and Reimbursement of Trustees and Officers        29
   Right of Trustees and Officers to Own Shares or Other Property
      and to Engage in Other Business                                30
   Transactions with Affiliates                                      31
   Persons Dealing With Trustees or Officers                         31
   Reliance                                                          32
   Duration and Termination of Trust                                 32
   Merger, etc                                                       33
   Amendment Procedure                                               34
   Amendment, etc. Prior to First Public Offering of Shares          34
   Applicable Law                                                    34
   Filing of Copies; References; Headings                            35
   Provisions of the Trust in Conflict With Law or Regulations       35
   Binding Effect; Successors in Interest                            37

Signatures and Acknowledgments

                                    SECOND
                              AMENDED AND RESTATED
                              DECLARATION OF TRUST
                                       OF
                       MELLON PARTICIPATING MORTGAGE TRUST
                       COMMERCIAL PROPERTIES SERIES 85/10
                       -----------------------------------


                  THE DECLARATION OF TRUST of Mellon Participating Mortgage Trust, Series 85/10 dated as of the 7th day of December, 1984, and previously amended January 11, 1985 is hereby amended, effective February 6, 1985 by the undersigned Trustees, who constitute all the Trustees of Mellon Participating Mortgage Trust, Series 85/10, to make the amendments as set forth in the following Amended and Restated Declaration of Trust of Mellon Participating Mortgage Trust Commercial Properties Series 85/10:

                  The undersigned Trustees of Mellon Participating Mortgage Trust, Commercial Properties Series 85/10 hereby declare that all property, real, personal or mixed, tangible or intangible or of any other description now held or hereafter acquired by or transferred to them in their capacity as Trustees hereunder, together with the income and profits therefrom and the proceeds thereof, shall be held by them in trust and shall be received, managed and disposed of for the benefit of the Shareholders hereunder and in the manner and subject to the terms and conditions herein provided.

                  WHEREAS, the Trustees named herein desire to form a trust for the purposes of raising capital and utilizing such capital primarily to invest in mortgage loans and other real estate related investments; and

                  WHEREAS, the Trustees named herein desire that such trust qualify as a Real Estate Investment Trust under Sections 856-858 of the Internal Revenue Code of 1954, as amended; and

                  WHEREAS, the beneficial interest in the assets of such trust shall be divided into transferable shares of beneficial interest, evidenced by certificates therefor, as hereinafter provided;

                  NOW THEREFORE, the Trustees named herein hereby declare that they will hold all investments of every type and description which they may acquire as such Trustees, together with the proceeds from the sale or other disposition thereof, in trust, to manage, improve, hold and dispose of the same for the benefit of the holders of record from time to time of the certificates for shares of beneficial interest of such trust being issued and to be issued hereunder and in the manner and subject to the provisions hereof, to wit:


                                    ARTICLE I

                             THE TRUST; DEFINITIONS

                  1.1 NAME. The Trust created by this Declaration of Trust is herein referred to as the "Trust" and shall be known by the name "Mellon Participating Mortgage Trust, Commercial Properties Series 85/10." So far as may be practicable, legal and convenient, the affairs of the Trust shall be conducted and transacted under that name, which name shall not refer to the Trustees individually or personally or to the beneficiaries or Shareholders of the Trust, or to any officers, employees or agents of the Trust.

                  Under circumstances in which the Trustees determine that the use of the name "Mellon Participating Mortgage Trust, Commercial Properties Series 85-10" is not practicable, legal or convenient, they may as appropriate use and adopt another name under which the Trust may hold property or operate in any jurisdiction. Legal title to all the properties subject from time to time to this Declaration of Trust shall be transferred to, vested and held by the Trustees as joint tenants with right of survivorship as Trustees of this Trust; provided that the Trustees shall have the power to cause legal title to any property of the Trust to be held by and/or in the name of one or more of the Trustees, or any other Person as nominee, on such terms, in such manner, and with such powers as the Trustees may determine; and further provided that the Trustees shall have the power to cause any property of the Trust to be held in the custody of (i) any bank and that such bank may hold the property of the Trust in the name of any nominee, partnership or nontaxable corporation, and
(ii) any depository system for the central handling of Securities.

                  Notwithstanding the foregoing provisions of this Section 1.1, it is hereby acknowledged that Mellon Bank Corporation has a proprietary interest in the name "Mellon." Accordingly, and in recognition of this right, at any time that the Trust ceases to retain a subsidiary or affiliate of Mellon Bank Corporation to perform the services of Adviser, the Trustees will, promptly after receipt of a written request of Mellon Bank Corporation (if such request is made within three months after such subsidiary or affiliate ceases to perform such services of Adviser), change the name of the Trust to a name that does not contain the name "Mellon" or any other word or words that might, in the sole discretion of Mellon Bank Corporation, be susceptible of indication of some form of relationship between the Trust and Mellon Bank Corporation or any subsidiary or affiliate thereof. Consistent with the foregoing, it is specifically recognized that Mellon Bank Corporation or one or more of its affiliates has in the past and may in the future organize, sponsor or otherwise permit to exist other investment vehicles (including vehicles for investment in real estate) and financial and service organizations having the word "Mellon" as part of their name, all without the need for any consent (and without the right to object thereto) by the Trust.

                  1.2 PLACE OF BUSINESS. The Trust shall maintain an office, and shall designate a resident agent for the service of process (whose name and address shall be reported from time to time to the Secretary of State of Massachusetts), in New York, New York. The Trust may have such other offices or places of business within or without the Commonwealth of Massachusetts as the Trustees may from time to time determine.

                  1.3 NATURE OF TRUST. The Trust is a trust or voluntary association of the type referred to in Section 1 of Chapter 182 of the General Laws of the Commonwealth of Massachusetts and commonly known as a business trust. It is intended that the Trust elect to carry on business as a real estate investment trust as described in the REIT Provisions of the Internal Revenue Code as soon as and as long as it is deemed by the Trustees to be in the best interest of the Shareholders to make such election. The Trust is not intended to be, shall not be deemed to be, and shall not be treated as, a general partnership, limited partnership, joint venture, corporation, or joint stock company or association (but nothing herein shall preclude the Trust from being taxable as an association under the REIT Provisions of the Internal Revenue
Code) nor shall the Trustees or Shareholders or any of them for any purpose be deemed to be or be treated in any way whatsoever to be, liable or responsible hereunder as partners or joint venturers or as agents of one another. The relationship of the Shareholders to the Trustees shall be solely that of beneficiaries of the Trust and their rights shall be limited to those conferred upon them by this Declaration.

                  1.4 PURPOSE OF THE TRUST. The purpose of the Trust is to purchase, hold, lease, manage, sell, exchange, develop, subdivide, joint venture, mortgage, finance and improve real property and interests in real property, including notes, bonds and other obligations secured by mortgages or deeds of trust on real property, and in general to carry on any other acts in connection with or arising out of the foregoing and to have and exercise all powers that are available to voluntary associations formed under the laws of the Commonwealth of Massachusetts and to do any or all of the things herein set forth to the same extent as natural persons might or could do.

                  1.5 DEFINITIONS. The terms defined in this Section 1.5 whenever used in this Declaration shall, unless the context otherwise requires, have the respective meanings hereinafter specified in this Section 1.5. In this Declaration, words in the singular number include the plural and in the plural number include the singular.

                  1.5.1 ADVISER. "Adviser" shall mean Mellon Real Estate Investment Management Corporation or any other person (other than any individual who is a direct employee of the Trust) retained by the Trustees consistent with the provisions of Article V to manage and administer the day-to-day affairs of the Trust.

                  1.5.2 AFFILIATED PERSON. An "Affiliated Person" of another Person shall mean any Person who owns beneficially, directly or indirectly, 1% or more of the outstanding capital stock, shares or equity interests of such other Person or of any other Person which controls, is controlled by or is under common control with such other Person or who is an officer, director, employee, partner or trustee (excluding Unaffiliated Trustees not otherwise affiliated with the entity) of such Person or of any other Person which controls, is controlled by or is under common control with such Person.

                  1.5.3 ANNUAL MEETING OF SHAREHOLDERS. "Annual Meeting of Shareholders" shall mean the meeting referred to in the first sentence of
Section 7.7.

                  1.5.4 ANNUAL REPORT. "Annual Report" shall mean the Report referred to in Section 7.9.

                  1.5.5 Book Value. "Book Value" shall mean the value of an asset or assets of the Trust on the books of the Trust before reserves for depreciation or bad debts or other similar non-cash reserves, and before deducting any Indebtedness or other liability in respect thereto.

                  1.5.6 BY-LAWS. "By-Laws shall mean the By-Laws referred to in Section 4.3, if adopted.

                  1.5.7 DECLARATION. "Declaration" shall mean this Amended and Restated Declaration of Trust of Mellon Participating Mortgage Trust, Commercial Properties Series 85-10 and all amendments or modifications hereof. References in this Declaration to "herein" and "hereunder" shall be deemed to refer to this Declaration and shall not be limited to the particular text, Article or Section in which such words appear.

                  1.5.8 FIRST MORTGAGE. "First Mortgage" shall mean a Mortgage which takes priority or precedence over all other charges or liens upon the same Real Property, other than a lessee's interest therein, and which must be satisfied before such other charges are entitled to participate in the proceeds of any sale. Such Mortgage may be upon a lessee's interest in Real Property. Such priority shall not be deemed abrogated by liens for taxes, assessments which are not delinquent or remain payable without penalty, contracts (other than contracts for repayment of borrowed moneys) or leases, mechanics' and materialmen's liens for work performed and materials furnished which are not in default or are in good faith being contested, and other claims normally deemed in the local jurisdiction not to abrogate the priority of a First Mortgage.

                  1.5.9 FIRST MORTGAGE LOAN. "First Mortgage Loan" shall mean a Mortgage Loan secured or collateralized by a First Mortgage.

                  1.5.10 INDEBTEDNESS. "Indebtedness" shall mean the amount of all obligations of the Trust for money borrowed, including all obligations issued or assumed by the Trust as full or partial payment for property, in each case except to the extent money shall have been set aside or deposited for the payment thereof. "Indebtedness" shall be computed without any discount due to the fact that the interest rate on financing associated with one or more property acquisitions of the Trust is below a market rate of interest at the time of any such acquisition.

                  1.5.11 JUNIOR MORTGAGE. "Junior Mortgage" shall mean a Mortgage which (I) has the same priority or precedence over charges or encumbrances upon Real Property as that required for a First Mortgage except that it is subject to the priority of one or more Mortgages and (ii) must be satisfied before such other charges or liens (other than prior Mortgages) are entitled to participate in the proceeds of any sale.

                  1.5.12 JUNIOR MORTGAGE LOAN. "Junior Mortgage Loan" shall mean a Mortgage Loan secured or collateralized by a Junior Mortgage, and also includes any Subordinated Land Purchase-Leaseback.

                  1.5.13 LAND PURCHASE-LEASEBACK. "Land Purchase-Leaseback" shall mean a transaction involving the purchase of the land on which improvements are or are to be constructed, and the lease, generally to the seller, of the land pursuant to a land or ground lease. In a "Subordinated Land Purchase-Leaseback" transaction, the Trust's interest in the land will be subject to a First Mortgage and other liens or security interests which are liens on the entire Real Property, including the land.

                  1.5.14 LIMIT. "Limit" shall mean the number of Shares described in Section 7.12.3.

                  1.5.15 MORTGAGE. "Mortgage" shall mean the security interest in Real Property granted to secure a Mortgage Loan.

                  1.5.16 MORTGAGE LOAN. "Mortgage Loan" shall mean a note, bond or other evidence of indebtedness or obligation which is secured or collateralized by an interest in Real Property.

                  1.5.17 NET INCOME. "Net Income" for any period shall mean the net income of the Trust for such period computed on the basis of its results of operations for such period, excluding (i) any disposition fee or any incentive fee payable to the Adviser, (ii) gains from the disposition of assets of the Trust (including realized gains from the sale of Real Estate Investments), (iii) amortization, depreciation or depletion of the assets of the Trust and (iv) extraordinary items.

                  1.5.18 PERSON. "Person" shall include individuals, corporations, limited partnerships, general partnerships, joint stock companies or associations, joint ventures, associations, consortia, companies, trusts, banks, trust companies, land trusts, common law trusts, business trusts, or other entities and governments and agencies and political subdivisions thereof.

                  1.5.19 REAL ESTATE INVESTMENT. "Real Estate Investment" shall mean any direct or indirect investment in any interest in Real Property (including Land Purchase- Leaseback transactions) or in any Mortgage Loan, or in any entity, partnership or venture whose principal purpose is to make any such investment or investments.

                  1.5.20 REAL ESTATE INVESTMENT TRUST. "Real Estate Investment Trust" and "REIT" shall mean a real estate investment trust as defined in the REIT Provisions of the Internal Revenue Code, at such time as it is the policy of the Trust (or, if applicable to a Person other than this Trust, then of such other Person) to obtain the favorable federal income tax benefits available to a qualified real estate investment trust.

                  1.5.21 REAL PROPERTY. "Real Property" shall mean and include land, rights and interests in land, leasehold interests (including but not limited to interests of a lessor or lessee therein), and any buildings, structures, improvements, fixtures and equipment located on or to be located on or used or to be used in connection with land, leasehold interests and rights in land or interests in land, but does not include Mortgages, Mortgage Loans, or interests therein.

                  1.5.22 REIT PROVISIONS OF THE INTERNAL REVENUE CODE. "REIT Provisions of the Internal Revenue Code" shall mean Parts II and III of Subchapter M of Chapter 1 of Subtitle A of the Internal Revenue Code of 1954, as now enacted or hereafter amended, or successor statutes, other sections of said Code referred to or incorporated in, or referring to or incorporating, any other provisions of said Parts II or III, and applicable regulations under and rulings with respect to the aforesaid provisions of said Code.

                  1.5.23 SECURITIES. "Securities" shall mean any stock, shares, voting trust certificates, bonds, debentures, notes or other evidences of Indebtedness or ownership or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in temporary or interim certificates for, receipts for, guarantees of, or warrants, options or rights to subscribe, to purchase or acquire any of the foregoing.

                  1.5.24 SHARES. "Shares" shall mean the shares of beneficial interest in the Trust as described in Section 7.1. "Excess Shares" shall mean Shares described as such in Section 7.12.3.

                  1.5.25 SHAREHOLDERS. "Shareholders" shall mean as of any particular time the holders of record of outstanding Shares at such time.

                  1.5.26 TOTAL ASSETS; Invested Assets; Net Assets; Base Assets. "Total Assets" shall mean the total invested assets of the Trust, without deducting therefrom any liabilities of the Trust and including depreciable assets therein at the cost of such assets on the books of the Trust. "Invested Assets" shall mean the aggregate Book Values of the Real Estate Investments of the Trust. "Average Invested Assets" shall mean for any period the average of the values of Invested Assets at the beginning of the period and at the end of each month during such period. "Base Assets" shall mean the Book Value, or such other value as the Trustees (including a majority of the Trustees not affiliated with the Adviser) may determine to be the fair value of Total Assets under management less cash and unsecured indebtedness; and "Average Base Assets" for any period shall be the average of Base Assets at the beginning of the period and at the end of each month during such period. "Net Assets" shall mean Total Assets (other than intangibles) less total liabilities, calculated at least quarterly on a basis consistently applied. Notwithstanding any other provision of this Section 1.5.26, Total Assets, Invested Assets, Average Invested Assets, Base Assets, Average Base Assets and Net Assets shall be computed without any discount in the carrying amount of any assets due to the fact that the interest rate on financing associated with one or more property acquisitions of the Trust is below market rate of interest at the time of such acquisition.

                  1.5.28 TOTAL OPERATING EXPENSES. "Total Operating Expenses" for any period shall mean all cash operating expenses, including additional expenses paid directly or indirectly by the Trust to the Adviser, Affiliated Persons of the Adviser, or third parties based upon their relationship with the Trust, including loan administration, servicing, engineering, inspection and all other expenses paid by the Trust, exclusive of:

                   (i)    Interest and discounts;

                   (ii)   Taxes and license fees;

                   (iii) Expenses connected directly with the issuance, sale and distribution, or listing on a stock exchange, of Securities of the Trust, including but not limited to underwriting and brokerage discounts and commissions, private placement fees and expenses, legal and accounting costs, printing, engraving and mailing costs, and listing and registration fees; and

                   (iv) Expenses connected directly with the acquisition, disposition, operation or ownership of Trust assets, including but not limited to costs of foreclosure; maintenance, repair and improvement of property; maintenance and protection of the lien of mortgages; property management fees; legal fees; premiums for insurance on property owned by or mortgaged to the Trust; taxes; brokerage and acquisition fees and commissions; appraisals fees; title insurance and abstract expenses; provisions for depreciation, depletion and amortization; disposition fees and subordinated real estate commissions; and losses on the disposition of assets and provisions for such losses.

                  1.5.29 TRUST. "Trust" shall mean the trust created by this Declaration.

                  1.5.30 TRUSTEES. "Trustees" shall mean, as of any particular time, Trustees holding office under this Declaration at such time, whether they be the Trustees named herein or additional or successor Trustees, and shall not include the officers, representatives or agents of the Trust or the Shareholders; but nothing herein shall be deemed to preclude the Trustees from also serving as officers, representatives or agents of the Trust or owning Shares.

                  1.5.31 TRUST ESTATE. "Trust Estate" shall mean as of any particular time any and all property, real, personal or otherwise, tangible or intangible, transferred, conveyed or paid to the Trust or Trustees, and all rents, income, profits and gains therefrom which at such time is owned or held by the Trust or the Trustees.

                  1.5.32 UNAFFILIATED TRUSTEE. "Unaffiliated Trustee" shall mean a Trustee who (i) is not an Affiliated Person of the Adviser or of any Affiliated Person of the Adviser owns no interest in the Adviser or in any Affiliated Person of the Adviser, and (ii) any Trustee who performs no services for the Trust except in his capacity as a Trustee and who has no business or professional relationship with the Adviser or any Affiliate of the Adviser. If a member of a Trustee's immediate family could not be an Unaffiliated Trustee, such Trustee shall not be considered an Unaffiliated Trustee.

                  1.5.33 UNIMPROVED REAL PROPERTY. "Unimproved Real Property" shall mean an investment in Real Property which (a) is an equity interest in Real Property which has not been acquired for the purpose of producing rental or other operating income and (b) relates to land on which (i) no development or construction is in progress, and (ii) no development or construction is planned in good faith to commence within one year.

                  1.5.34 VALUATION. "Valuation" shall mean a determination, by the Trustees or by a Person having no economic interest in such Real Property, who in the sole judgment of the Trustees is properly qualified to make such a determination, of the market value, as of the date of the valuation, of Real Property in its existing state or in a state to be created.

                                   ARTICLE II

                                INVESTMENT POLICY

                  2.1 GENERAL STATEMENT OF POLICY. It is the general policy of the Trust that the Trustees invest the Trust Estate principally in investments which will conserve and protect the Trust's invested capital, produce cash distributions, and offer the potential for capital appreciation to be realized upon the sale, refinancing or other disposition of such investments. To achieve this objective the Trustees intend to invest the assets of the Trust in Mortgage Loans and Land Purchase-Leasebacks, including those with equity enhancements, and other real estate investments which offer the potential to achieve such objective. The consideration paid for Real Property acquired by the Trust shall ordinarily be based on the fair market value of the property as determined by a majority of the Trustees. In cases where a majority of the Unaffiliated Trustees so determine, such fair market value shall be as determined by a qualified independent real estate appraiser selected by the Trustees, including a majority of the Unaffiliated Trustees. The Trustees, including a majority of the Unaffiliated Trustees, shall at least annually review the investment policies of the Trust to determine that the policies being followed by the Trust are in the best interests of the Shareholders, and each such determination and the basis therefor shall be set forth in the minutes of meetings of the Trustees.

                  2.2 ADDITIONAL INVESTMENTS. To the extent that the Trust has assets not otherwise invested in accordance with Section 2.1, the Trustees may invest such assets in:

                  2.2.1 Obligations of or guaranteed or insured by the United States Government or any agencies or political subdivisions thereof;

                  2.2.2 Obligations of or guaranteed by any state, territory or possession of the United States of America or any agencies or political subdivisions thereof;

                  2.2.3 Evidences of deposits in, or obligations of, banking institutions, state and federal savings and loan associations and savings institutions which are members of the Federal Deposit Insurance Corporation or of the Federal Home Loan Bank System, or shares in money market funds (whether or not insured), including those issued by an Affiliated Person of the Adviser;

                  2.2.4 Shares of other REITs, to the extent permitted by the REIT provisions of the Internal Revenue Code; or

                  2.2.5  Other   Securities  and  property  to  the  extent  not
inconsistent with the REIT Provisions of the Internal Revenue Code.

                                   ARTICLE III

                                    TRUSTEES

                  3.1 NUMBER, TERM OF OFFICE, QUALIFICATIONS OF TRUSTEES. There shall be no fewer than 3 nor more than 9 Trustees, at least a majority of whom shall be Unaffiliated Trustees. The initial Trustees shall be the signatories hereto. The Trustees from time to time may fix the number of Trustees within the range established in the Declaration of Trust and may change the range in the authorized number of Trustees, provided that the lower end of the authorized range shall not be fewer than three. Subject to the provisions of Section 3.3, each Trustee shall hold office for a term of one year or until the election and qualification of his successor. At each Annual Meeting of Shareholders, the Shareholders shall elect successors to the Trustees, unless the number of Trustees is then being reduced. There shall be no cumulative voting in the election of Trustees. Trustees may be re-elected without limit as to the number of times. A Trustee shall be an individual at least 21 years of age who is not under legal disability. Unless otherwise required by law or by action of the Trustees, no Trustee shall be required to give bond, surety or security in any jurisdiction for the performance of any duties or obligations hereunder. The Trustees in their capacity as Trustees shall not be required to devote their entire time to the business and affairs of the Trust.

                  3.2 COMPENSATION AND OTHER REMUNERATION. The Trustees (other than the Unaffiliated Trustees) shall be entitled to receive such reasonable compensation for their services as Trustees as they may determine from time to time. The Trustees shall also be entitled to receive, directly or indirectly, remuneration for services rendered to the Trust in any other capacity, including, without limitation, services as an officer of or consultant to the Trust, legal, accounting or other professional services, or services as a transfer agent, or underwriter, or otherwise. The Trustees shall be reimbursed for their reasonable expenses incurred in connection with their services as Trustees.

                  3.3 RESIGNATION, REMOVAL AND DEATH OF TRUSTEES. A Trustee may resign at any time by giving written notice to the remaining Trustees at the principal offices of the Trust. Such resignation shall take effect on the date such notice is given or at any later time specified in the notice without need for prior accounting. A Trustee may be removed at any time with or without cause by vote or written consent of holders of a majority of the outstanding Shares entitled to vote thereon or with cause by all remaining Trustees. For purposes of the immediately preceding sentence "cause" shall include physical and/or mental inability, due to a condition or illness which is expected to be of permanent or indefinite duration, to perform the duties of a Trustee. A Trustee may be removed at a special meeting of Shareholders. Upon the resignation or removal of any Trustee, or his otherwise ceasing to be a Trustee, he shall execute and deliver such documents as the remaining Trustees shall require for the conveyance of any Trust property held in his name, shall account to the remaining Trustee or Trustees as they require for all property which he holds as Trustee and shall thereupon be discharged as Trustee. Upon the incapacity or death of any Trustee, his legal representative shall perform the acts set forth in the preceding sentence and the discharge mentioned therein shall run to such legal representative and to the incapacitated Trustee or the estate of the deceased Trustee as the case may be.

                  3.4 VACANCIES. If any or all of the Trustees cease to be Trustees hereunder, whether by reason of resignations, removal, incapacity, death or otherwise, such event shall not terminate the Trust or affect its continuity. Until vacancies are filled, the remaining Trustee or Trustees (even though fewer than three) may exercise the powers of the Trustees hereunder. Vacancies (including vacancies created by increases in the number of Trustees) may be filled for the unexpired term by the remaining Trustee or by a majority of the remaining Trustees (which majority shall include a majority of the remaining Trustees that are Unaffiliated Trustees if the vacant position was formerly held by an Unaffiliated Trustee). If at any time there shall be no Trustees in office, successor Trustees shall be elected by the Shareholders as provided in Section 7.7.

                  3.5 SUCCESSOR AND ADDITIONAL TRUSTEES. The right, title, and interest of the Trustees in and to the Trust Estate shall also vest in successor and additional Trustees upon their qualification, and they shall thereupon have all the rights and obligations of Trustees hereunder. Such right, title and interest shall vest in the Trustees whether or not conveyancing documents have been executed and delivered pursuant to Section 3.3 or otherwise. Appropriate written evidence of the election and qualification of successor and additional Trustees shall be filed with the records of the Trust and in such other offices or places as the Trustees may deem necessary, appropriate or desirable. Upon the resignation, removal or death of a Trustee, he (and in the event of his death, his estate) shall automatically cease to have any right, title or interest in or to any of the Trustee property, and the right, title and interest in such Trustee in and to the Trust Estate shall vest automatically in the remaining Trustees without any further act.

                  3.6 ACTIONS BY TRUSTEES. The Trustees may act with or without a meeting. A quorum for all meetings of the Trustees shall be a majority of the Trustees. Unless specifically provided otherwise in this Declaration, any action of the Trustees may be taken at a meeting by vote of a majority of the Trustees present at such meeting if a quorum is present, or without a meeting by written consent of all of the Trustees. The decision of the Trust to invest in any Real Estate Investment shall require the approval of a majority of the Unaffiliated Trustees. Any agreement, deed, Mortgage, lease or other instrument or writing executed by any one or more of the Trustees or by any one or more authorized
Persons shall be valid and binding upon the Trustees and upon the Trust when authorized by action of the Trustees or as provided in the By-Laws, if the same are adopted. Trustees and members of any committee of the Trustees may conduct meetings by conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

                  An annual meeting of the Trustees shall be held at substantially the same time as the Annual Meeting of Shareholders. Regular meetings, if any, shall be held at such other times as shall be fixed by the Trustees. No notice shall be required of an annual or a regular meeting of Trustees.

                  Special meetings of the Trustees shall be called by the Chairman or the President upon the request of any two Trustees and may be called by the Chairman or the President on his own motion, on not less than two days' notice to each Trustee if the meeting is to be held in person, and/or not less than eight hours' notice if the meeting is to be held by conference telephone or similar equipment. Such notice, which need not state the purpose of the meeting, shall be by oral, telegraphic, telephonic or written communication stating the time and place therefor. Notice of any special meeting need not be given to any Trustee entitled thereto who submits a written and signed waiver of notice, either before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to him.

                  Regular or special meetings of the Trustees may be held within or without the Commonwealth of Massachusetts, at such places as shall be designated by the Trustees. The Trustees may adopt such rules and regulations for their conduct and the management of the affairs of the Trust as they may deem proper and as are not inconsistent with this Declaration.

                  3.7 UNAFFILIATED TRUSTEES. In order that a majority of the Trustees shall be Unaffiliated Trustees, if at any time, by reason of one or more vacancies, there shall not be such a majority, then within 120 days after such vacancy occurs, the continuing Trustee or Trustees then in office shall appoint, pursuant to Section 3.4, a sufficient number of other Persons who are Unaffiliated Trustees, so that there shall be such a majority. Notwithstanding the provisions of Section 3.1, of the preceding sentence of this Section 3.7, or of any other provision of this Declaration of Trust, however, there shall be no requirement as to the election, appointment or incumbency of, or as to any action by, Unaffiliated Trustees at any time that all of the outstanding Shares of the Trust are owned by the Adviser and Affiliated Persons of the Adviser and by employees of the Adviser and of such Affiliated Persons.

                  3.8 COMMITTEES. The Trustees may appoint from among their number an executive committee and such other standing committees, including without limitation investment, audit, nominating, and compensation committees, or special committees as the Trustees determine. Each standing committee shall consist of three or more members, a majority of whom shall not be Affiliated Persons of the Adviser. Each committee shall have such powers, duties and obligations as may be required by any governmental agency or other regulatory body or as the Trustees may be deem necessary and appropriate. Without limiting the generality of the foregoing, the executive committee shall have the power to conduct the business and affairs of the Trust during periods between meetings of the Trustees. The executive committee and other committees shall report their activities periodically to the Trustees.

                                   ARTICLE IV

                                TRUSTEES' POWERS

                  4.1 POWER AND AUTHORITY OF TRUSTEES. The Trustees, subject only to the specific limitations contained in this Declaration, shall have, without further or other authorization, and free from any power of control on the part of the Shareholders, full, absolute and exclusive power, control and authority over the Trust Estate and over the business and affairs of the Trust to the same extent as if the Trustees were the sole owners thereof in their own right, and to do all such acts and things as in their sole judgment and discretion are necessary or incidental to, or desirable for, the carrying out of any of the purposes of the Trust or conducting the business or the Trust. Any determination made in good faith by the Trustees of the purposes of the Trust or the existence of any power or authority hereunder shall be conclusive. In construing the provisions of this Declaration, presumption shall be in favor of the grant of powers and authority to the Trustees. The enumeration of any specific power or authority herein shall not be construed as limiting the general powers or authority or any other specified power or authority conferred herein upon the Trustees.

                  4.2 SPECIFIC POWERS AND AUTHORITIES. Subject only to the express limitations contained in this Declaration and in addition to any powers and authorities conferred by this Declaration or which the Trustees may have by virtue of any present or future statute or rule of law, the Trustees without any action or consent by the Shareholders shall have and may exercise, at any time and from time to time, the following powers and authorities which may or may not be exercised by them in their sole judgment and discretion, and in such manner, and upon such terms and conditions as they may, from time to time, deem proper:

                  4.2.1 To retain, invest and reinvest the capital or other funds of the Trust and, for such consideration as they deem proper, to purchase or otherwise acquire for cash or other property or through the issuance of Shares or other Securities of the Trust and hold for investment real or personal property of any kind, tangible or intangible, in entirety or in participation, all without regard to whether any such property is authorized by law for the investment of trust funds, and to possess and exercise all the rights, powers and privileges appertaining to the ownership of the Trust Estate with respect thereto.

                  4.2.2 To sell, rent, lease, hire, exchange, release, partition, assign, mortgage, pledge, hypothecate, grant security interests in, encumber, negotiate, convey, transfer or otherwise dispose of or grant interests in all or any portion of the Trust Estate by deeds, financing statements, security agreements and other instruments, trust deeds, assignments, bills of sale, transfers, leases or Mortgages, for any of such purposes.

                  4.2.3 To enter into leases, contracts, obligations, and other agreements for a term extending beyond the term of office of the Trustees and beyond the possible termination of the Trust or for a lesser term.

                  4.2.4 To borrow money and give negotiable or non-negotiable instruments therefor; to guarantee, indemnify or act as surety with respect to payment or performance of obligations of third parties; to enter into other obligations on behalf of the Trust; and to assign, convey, transfer, mortgage, subordinate, pledge, grant security interests in, encumber or hypothecate the Trust Estate to secure any of the foregoing.

                  4.2.5 To lend money, whether secured or unsecured, to any Person, including any Affiliated Person.

                  4.2.6      To create reserve funds for any purpose.

                  4.2.7 To incur and pay out of the Trust Estate any charges or expenses, and disburse any funds of the Trust, which charges, expenses or disbursements are, in the opinion of the Trustees, necessary or incidental to or desirable for the carrying out of any of the purposes of the Trust or conducting the business of the Trust, including, without limitation, taxes and other governmental levies, charges and assessments, of whatever kind or nature, imposed upon or against the Trustees in connection with the Trust or the Trust Estate or upon or against the Trust Estate or any part thereof, and for any of the purposes herein.

                  4.2.8 To deposit funds of the Trust in or with banks, trust companies, savings and loan associations, money market organizations and other depositories or issuers of depository-type accounts, whether or not such deposits will draw interest or be insured, the same to be subject to withdrawal or redemption on such terms and in such manner and by such Person or Persons (including any one or more Trustees, officers, agents or representatives) as the Trustees may determine.

                  4.2.9 To enter into hedging transactions to minimize the effect of interest rate fluctuations on investments made pursuant to Section 2.2 of this Declaration.

                  4.2.10 To possess and exercise all the rights, powers and privileges appertaining to the ownership of all or any Mortgages or Securities issued or created by, or interests in, any Person, forming part of the Trust Estate, to the same extent that an individual might and, without limiting the generality of the foregoing, to vote or give consent, request or notice, or waive any notice, either in person or by proxy or power of attorney, with or without power of substitution, to one or more Persons, which proxies and powers of attorney may be for meetings or action generally or for any particular meeting or action, and may include the exercise of discretionary powers.

                  4.2.11 To cause to be organized or assist in organizing any Person under the laws of any jurisdiction to acquire the Trust Estate or any part or parts thereof or to carry on any business in which the Trust shall directly or indirectly have any interest, and to sell, rent, lease, hire, convey, negotiate, assign, exchange or transfer the Trust Estate or any part of parts thereof to or with any such Person in exchange for the Securities thereof or otherwise, and to lend money to, subscribe for the Securities of, and enter into any contracts with, any such Person in which the Trust holds or is about to acquire Securities or any other interest.

                  4.2.12 To enter into joint ventures, general or limited partnerships and any other lawful combinations or associations.

                  4.2.13 To elect or appoint officers of the Trust (which shall include a Chairman, who will be a Trustee, and a President, a Treasurer and a Secretary, and which may include one or more Vice Presidents and other officers as the trustees may determine, and none of whom needs be a Trustee), who may be removed or discharged at the discretion of the Trustees, such officers to have such powers and duties, and to serve such terms, as may be prescribed by the Trustees or by the By-Laws of the Trust, if adopted, or as may pertain to such officers; subject to the provisions of article V, to retain an Adviser and to pay the Adviser for its services so retained; subject to the provisions of
Section 8.5 and 8.6, to engage or employ any persons as agents, representatives, employees, or independent contractors (including without limitation, real estate advisers, investment advisers, transfer agents, registrars, underwriters, accountants, attorneys at law, real estate agents, managers, appraisers, brokers, architects, engineers, construction managers, general contractors or otherwise) in one or more capacities, in connection with the management of the Trust's affairs or otherwise, and to pay compensation from the Trust for services in as many capacities as such Person may be so engaged or employed and notwithstanding that any such Person is, or is an Affiliated Person of, a Trustee or officer of the Trust; and, except as prohibited by law, to delegate any of the powers and duties of the Trustees to any one or more Trustees, agents, representatives, officers, employees, independent contractors or other Persons, provided, however, that no such delegation shall be made to an Affiliated Person of the Adviser except with the approval of a majority of the Unaffiliated Trustees.

                  4.2.14 To determine whether moneys, Securities or other assets received by the Trust shall be charged or credited to income or capital or allocated between income and capital, including the power to amortize or fail to amortize any part or all of any premium or discount, to treat all or any part of the profit resulting from the maturity or sale of any asset, whether purchased at a premium or at a discount, as income or capital, or apportion the same between income and capital, to apportion the sales price of any asset between income and capital, and to determine in what manner any expenses or disbursements are to be borne as between income and capital, whether or not in the absence of the power and authority conferred by this subsection such moneys, Securities or other assets would be regarded as income or as capital or such expense or disbursement would be charged to income or to capital; to treat any dividend or other distribution on any investment as income or capital or to apportion the same between income and capital; to provide or fail to provide reserves for depreciation, amortization or obsolescence in respect of all or any part of the Trust Estate subject to depreciation, amortization or obsolescence in such amounts and by such methods as they shall determine; and to determine the method or form in which the accounts and records of the Trust shall be kept and to change from time to time such method or form.

                  4.2.15 To determine from time to time the value of all or any part of the Trust Estate and of any services, Securities, property or other consideration to be furnished to or acquired by the Trust, and from time to time to revalue all or any part of the Trust Estate in accordance with such Valuations or other information, which Valuations or other information may be provided by the Adviser and/or by other Persons retained for the purpose, as the Trustees, in their sole judgment, may deem necessary.

                  4.2.16 To collect, sue for, and receive all sums of money coming due to the Trust, and to engage in, intervene in, prosecute, join, defend, compound, compromise, abandon or adjust, by arbitration or otherwise, any actions, suits, proceedings, disputes, claims, controversies, demands or other litigation relating to the Trust, the Trust Estate or the Trust's affairs, to enter into agreements therefor, whether or not any suit is commenced or claim accrued or asserted and, in advance of any controversy, to enter into agreements regarding arbitration, adjudication or settlement thereof.

                  4.2.17  To  renew,  modify,   release,   compromise,   extend,
consolidate, or cancel, in whole or in part, any obligation to or of the Trust.

                  4.2.18 To purchase and pay for out of the Trust Estate insurance contracts and policies insuring the Trust Estate against any and all risks and insuring the Trust, the Trustees, the Shareholders, the officers of the Trust, the Adviser or any or all of them, against any and all claims and liabilities of every nature asserted by any person arising by reason of any action alleged to have been taken or omitted by the Trust or by the Trustees, Shareholders, officers, or the Adviser.

                  4.2.19 To cause legal title to any of the Trust Estate to be held by or in the name of the Trustees or, except as prohibited by law, by or in the name of the Trust or one or more of the Trustees or any other Person as the Trustees may determine, on such terms and in such manner and with such powers (not inconsistent with Section 1.1), and with or without disclosure that the Trust or Trustees are interested therein.

                  4.2.20 To adopt a fiscal year and accounting method for the Trust, and from time to time to change such fiscal year and accounting method, and to engage a firm of independent public accountants to audit the financial records of the Trust.

                  4.2.21 To adopt and use a seal (but the use of a seal shall not be required for the execution of instruments or obligations of the Trust).

                  4.2.22 With respect to any Securities issued by the Trust, to provide that the same may be signed by the manual signature of one or more Trustees or officers, or Persons who have theretofore been Trustees or officers or by the facsimile signature of any such Person (with or without countersignature by a transfer agent, registrar, authenticating agent or other similar Person), and to provide that ownership of such Securities may be conclusively evidenced by the books and records of the Trust or any appropriate agent of the Trust without the necessity of any certificate, all as determined by the Trustees from time to time to be consistent with normal commercial practices.

                  4.2.23 To declare and pay dividends and distributions as provided in Section 7.5.

                  4.2.24 To adopt a dividend or distribution reinvestment or similar such plan for the Trust, and to provide for the cost of the administration thereof to be borne by the Trust.

                  4.2.25 To file any and all documents and take any and all such other action as the Trustees in their sole judgment may deem necessary in order that the Trust may lawfully conduct its business in any jurisdiction.

                  4.2.26 To participate in any reorganization, readjustment, consolidation, merger, dissolution, sale or purchase of assets, lease or similar proceedings of any corporation, partnership or other organization in which the Trust shall have an interest and in connection therewith to delegate discretionary powers to any reorganization, protective or similar committee and to pay assessments and other expenses in connection therewith.

                  4.2.27 To cause to be organized or assist in organizing any Person, which may or may not be a subsidiary of the Trust, under the laws of any jurisdiction to acquire the Trust Estate or any part or parts thereof or to carry on any business in which the Trust shall directly or indirectly have any interest; and, also, subject to the provisions of this Declaration, to cause the Trust to merge with such Person or any existing Person or to sell, rent, lease, hire, convey, negotiate, assign, exchange or transfer the Trust Estate or any part or parts thereof to or with any such Person or any existing Person in exchange for the Securities thereof or otherwise, and to lend money to, subscribe for the Securities of, and enter into any contracts with, any such Person in which the Trust holds or is about to acquire Securities or any other interest.

                  4.2.28 To determine whether or not, at any time or from time to time, to attempt to cause the Trust to qualify or to cease to qualify for taxation as a Real Estate Investment Trust, and to take all action deemed by the Trustees appropriate in connection with maintaining or ceasing to maintain such qualification.

                  4.2.29 To make any indemnification payment authorized by this Declaration of Trust.

                  4.2.30 To do all other such acts and things as are incident to the foregoing, and to exercise all powers which are necessary or useful to carry on the business of the Trust, to promote any of the purposes for which the Trust is formed, and to carry out the provisions of this Declaration.

                  4.3 BY-LAWS. The Trustees may, but are not required to, make, adopt, amend or repeal By-Laws containing provisions relating to the business of the Trust, the conduct of its affairs, its rights or powers and the rights or powers of its Shareholders, Trustees or officers not inconsistent with law or with this Declaration. Such By-Laws may provide for the appointment by the Chairman and President of assistant officers or of agents of the Trust in addition to those provided for in the foregoing Section 4.2.12, subject however to the right of the Trustees to remove or discharge such officers or agents.

                                    ARTICLE V

                  ADVISER, OTHER AGENTS AND OPERATING EXPENSES

                  5.1 EMPLOYMENT OF ADVISER, EMPLOYEES, AGENTS, ETC. The Trustees are responsible for the general policies of the Trust and for such general supervision of the business of the Trust conducted by all officers, agents, employees, advisers, managers or independent contractors of the Trust as may be necessary to ensure that such business conforms to the provisions of this Declaration. However, the Trustees are not, and shall not be, required personally to conduct the business of the Trust and, consistent with their ultimate responsibility as stated above, the Trustees shall have the power to retain an Adviser and/or to appoint, employ or contract with any Person (including one or more of themselves or any corporation, partnership, or trust in which one or more of them may be directors, officers, stockholders, partners or trustees) as the Trustees may deem necessary or proper for the transaction of the business of the Trust, and for such purpose may grant or delegate such authority to any such Person as the Trustees may in their sole discretion deem necessary or desirable without regard to whether such authority is normally granted or delegated by trustees; provided, however, that any determination to retain an Adviser which is an Affiliated Person of a Trustee shall be valid only if made or ratified with the approval of a majority of the Unaffiliated Trustees.

                  It  shall  be  the  duty  of  the  Trustees  to  evaluate  the performance of the Adviser before entering into or renewing an advisory contract, and the Unaffiliated Trustees have a fiduciary duty to the Shareholders to supervise the relationship of the Trust with the Adviser.

                  The Trustees (subject to the provisions of Section 5.5) shall have the power to determine the terms and compensation of the Adviser or any other Person whom they may employ or with whom they may contract. The Trustees may exercise broad discretion in allowing the Adviser to administer and regulate the operations of the Trust, to act as agent for the Trust, to execute documents on behalf of the Trustees, and to make executive decisions which conform to general policies and general principles previously established by the Trustees.

                  5.2 TERM. The Trustees shall not enter into any contract with an Adviser unless such contract has an initial term of not more than one year, provides for annual renewal or extension thereafter and provides that it may be terminated at any time by the Trustees, without penalty, upon 60 days written notice or by the Adviser without penalty, upon 120 days written notice. Termination of the Adviser's contract by the Trust may be by a majority of the Trustees or a majority of the Unaffiliated Trustees. In the event of such termination, the Adviser will cooperate with the Trust and take all reasonable steps requested to assist the Trustees in making an orderly transition of such advisory function.

                  5.3 ACTIVITIES OF ADVISER. The Adviser may administer the Trust as its sole and exclusive function, or engage in other activities including, without limitation, the rendering of advice to other investors and the management of other investments or other real estate investment trusts with similar investment objectives, including without limitation investors and investments advised, sponsored or organized by the Adviser, except that, until 60% of the Trust's assets are invested in Real Estate Investments, the Adviser and its Affiliates shall not sponsor or act as investment adviser or manager for any other real estate investment trust with investment objectives similar to the Trust's. The Trustees may request the Adviser to engage in certain other activities which complement the Trust's investments, including real estate acquisition and disposition services, renovation and rehabilitation services, and the placement or brokerage of long-term mortgage loans or secondary mortgage financing, which activities may include providing services requested by the prospective mortgagees or mortgagors. Nothing in this Declaration shall limit or restrict the right of any director, officer, employee or shareholder of the Adviser, whether or not also a Trustee, officer or employee of the Trust, to engage in any other business or to render services of any kind to any other partnership, corporation, firm, individual, trust or association. The Adviser may, with respect to any loan or other investment in which the Trust may participate or allot a participation, render advice and service, with or without remuneration, to each and every participant in that loan or other investment.

                  5.4 ADVISER COMPENSATION. The Trustees, including a majority of the Unaffiliated Trustees, shall at least annually review generally the performance of the Adviser in order to determine whether the compensation which the Trust has contracted to pay to the Adviser is reasonable in relation to the nature and quality of services performed and whether the provisions of the contract with the Adviser are being carried out. Each such determination shall be based on such of the following and other factors as the Trustees (including the Unaffiliated Trustees) deem relevant, and shall be reflected in the minutes of the meetings of the Trustees:

                  5.4.1 the size of the advisory fee in relation to the size, composition and profitability of the Invested Assets of the Trust;

                  5.4.2 the success of the Adviser in generating opportunities that meet the investment objectives of the Trust;

                  5.4.3 the rates charged to other REITs and to investors other than REITs by advisers performing similar services;

                  5.4.4 additional revenues realized by the Adviser and its Affiliated Persons through their relationship with the Trust, including loan administration, underwriting or brokerage commissions, servicing, engineering, inspection and other fees, whether paid by the Trust or by others with whom the Trust does business;

                  5.4.5 the quality and extent of service and advice furnished by the Adviser;

                  5.4.6 the performance of the Invested Assets of the Trust, including income, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations; and

                  5.4.7 the quality of the Invested Assets of the Trust in relationship to any investments generated by the Adviser for its own account.

                  5.5 Operating Expenses. Within 60 days after the end of any fiscal quarter of the Trust for which Total Operating Expenses (for the 12 months then ended) exceed limits adopted by the North American Securities Administrators Association's Statement of Investment Policy For Real Estate Investment Trusts, the Unaffiliated Trustee shall send to the Shareholders a written disclosure of such fact.

                                   ARTICLE VI

                              PROHIBITED ACTIVITIES

                  6.1 PROHIBITED INVESTMENTS AND ACTIVITIES. The Trust shall not engage in any of the following investment practices or activities:

                  6.1.1 Invest in any Junior Mortgage Loan unless (a) the capital invested in such mortgage loan is adequately secured on the basis of the equity of the borrower in the property underlying such investment and the ability of the borrower to repay the mortgage loan, (b) the total amount of a Junior Mortgage Loan which, taken together with all other Indebtedness secured by the underlying Real Property, does not exceed 100% of the value of the security therefor, (c) the total amount of a Junior Mortgage Loan which, taken together with all other Indebtedness secured by the underlying Real Property and senior or pari passu to that held by the Trust, does not exceed 90% of the value of the security therefor, (d) the senior mortgage is held by a person other than the Adviser or one of its Affiliates, and (3) total Junior Mortgage Loans will not exceed 25% of the Trust's assets.

                  6.1.2 Invest in commodities, or in commodity future contracts or effect short sales of commodities or Securities. Such limitation is not intended to apply to investments in interest rate futures or short sales, when used solely for hedging purposes.

                  6.1.3 Invest more than 1% of its Total Assets in contracts for the sale of Real Property, unless such contracts are recordable in the chain of title.

                  6.1.4 Issue Securities redeemable at the option of the holders thereof.

                  6.1.5 Grant options or warrants to purchase Shares at an exercise price, or for consideration which consists of services or is otherwise than for cash, that in the judgment of the Trustees (including a majority of the Unaffiliated Trustees in the case of the grant of any operation or warrant to the Adviser or to any officer, director or employee of the Adviser or of the Trust) is less than the fair market value of such Shares on the date of grant, or which may be exercisable for a period in excess of 5 years from the date of grant, or which are for a number of Shares that (when added to the number of other Shares exercisable pursuant to all then outstanding options and warrants) is in excess of 9.8% of the number of Shares on the date of grant. Warrants, options or Share purchase rights that are issued ratably to the holders of all Shares or another class of Securities, or as part of a financing arrangement are not prohibited by, or to be included within the limitations of, the preceding sentence of this Section 6.1.5.

                  6.1.6 Engage in underwriting or the agency distribution of Securities issued by others.

                  6.1.7 Invest more than 10% of Total Assets in Unimproved Real Property, or Mortgage Loans on Unimproved Real Property.

                  6.1.8 Engage in trading, as compared with investment, activities.

                  6.1.9 Allow the aggregate borrowings of the Trust, secured and unsecured, to exceed 100% of the Net Assets of the Trust, in the absence of a determination by the Trustees (including a majority of the Unaffiliated Trustees) that a higher level of borrowing is appropriate and in the interest of the Trust; provided, however, that no higher level of borrowing shall be made which if unsecured exceeds the limit provided in Section 6.1.10 or if secured exceeds 300% of the net asset value of the property securing such borrowing as determined by the lender. Any borrowing in excess of such 100% level shall be disclosed to the Shareholders in the next quarterly report of the Trust.

                  6.1.10 Make any unsecured borrowing if such borrowing will result in an asset coverage of less than 300% unless at the time of borrowing at least 80% of the Trust's Total Assets consist of First Mortgage Loans. "Asset coverage" for the purpose of this Section 6.1.10 means the ratio which the Trust's Total Assets, less all liabilities other than Indebtedness for unsecured borrowings, bears to the aggregate amount of all unsecured borrowings of the Trust.

                  6.1.11 Acquire Securities in any company holding investments or engaging in activities prohibited by this Section 6.1.

                  6.1.12 Pay fees and costs associated with (i) the organization of the Trust, (ii) the sale of its Shares pursuant to its initial public offering of Shares and (iii) the acquisition (including brokerage expenses) of investments with the proceeds of such initial public offering, if the aggregate amount for all such fees and costs covered by (i), (ii) and (iii) exceed 20% of the gross selling price of such Shares in such initial public offering; or pay fees of the type described in Section IV, Subdivisions F, G, H and I of the North American Securities Administrators Association's Statement of Policy regarding Real Estate Programs effective July 1, 1984 in amounts exceeding the limitations set forth in such Subdivisions.

                  6.1.13 Issue debt securities unless the historical debt service coverage (in the most recently completed fiscal year) as adjusted for known changes is sufficient to property service that higher level of debt.

                  6.2 OBLIGOR'S DEFAULT. Notwithstanding any provision in any Article of this Declaration, when an obligor to the Trust is in default under the terms of any obligation to the Trust, the Trustees shall have the power to pursue any remedies permitted by law which in their sole judgment are in the interest of the Trust and the Trustees shall have the power to enter into any necessary investment, commitment or obligation of the Trust resulting from the pursuit of such remedies that are necessary or desirable to dispose of property acquired in the pursuit of such remedies.

                  6.3 PERCENTAGE DETERMINATIONS. Whenever standards contained in this Article VI are expressed in terms of a percentage, whether of value, Total Assets, cost or otherwise, such percentage shall be determined at the time of the issuance of a commitment by the Trust for a transaction covered by such standard hereunder.

                                   ARTICLE VII

                             SHARES AND SHAREHOLDERS

                  7.1 SHARES. The beneficial interest in the Trust shall be divided into transferable units of a single class, all of which are designated as Shares, each without par value, and each Share shall (except as provided in Section 7.12) be identical in all respects with every other Share. The total number of Shares the Trust shall have authority to issue shall be unlimited. The Shares may be issued for such consideration as the Trustees shall determine, including upon the conversion of convertible debt, or by way of share dividend or share split in the discretion of the Trustees. Outstanding Shares shall be transferable and assignable in like manner as are shares of stock of a Massachusetts business corporation. Shares reacquired by the Trust shall no longer be deemed outstanding and shall have no voting or other rights unless and until reissued. Shares reacquired by the Trust may be canceled by action of the Trustees. All Shares shall be fully paid and nonassessable by or on behalf of the Trust upon receipt of full consideration for which they have been issued or without additional consideration if issued by way of share dividend, share split, or upon the conversion of convertible debt. The Shares shall not entitle the holder to preference, preemptive, conversion, or exchange rights of any kind, except as the Trustees may specifically determine with respect to any Shares at the time of issuance of such Shares and except as specifically provided by law.

                  7.2 LEGAL OWNERSHIP OF TRUST ESTATE. The legal ownership of the Trust Estate and the right to conduct the business of the Trust are vested exclusively in the Trustees, and the Shareholders shall have no interest therein other than the beneficial interest in the Trust conferred by their Shares issued hereunder, and they shall have no right to compel any partition, division, dividend or distribution of the Trust or any of the Trust Estate, nor can they be called upon to share or assume any losses of the Trust or suffer an assessment of any kind by virtue of their ownership of Shares.

                  7.3 SHARES DEEMED PERSONAL PROPERTY. The Shares shall be personal property and shall confer upon the holders thereof only the interest and rights specifically set forth in this Declaration. The death, insolvency or incapacity of a Shareholder shall not dissolve or terminate the Trust or affect its continuity nor give his legal representative any rights whatsoever, whether against or in respect of other Shareholders, the Trustees or the Trust Estate or otherwise except the sole right to demand and, subject to the provisions of this Declaration, the By-Laws, if adopted, and any requirements of law, to receive a new certificate for Shares registered in the name of such legal representative, in exchange for the certificate held by such Shareholder.

                  7.4 SHARE RECORD, ISSUANCE AND TRANSFERABILITY OF SHARES. Records shall be kept by or on behalf of and under the direction of the Trustees, which shall contain the names and addresses of the Shareholders, the number of Shares held by them respectively, and the number of the certificates, if any, representing the Shares, and in which there shall be recorded all transfers of Shares. The Persons in whose names Shares or certificates therefor are registered on the records of the Trust shall be deemed the absolute owners of such Shares for all purposes of this Trust; but nothing herein shall be deemed to preclude the Trustees or officers, or their agents or representatives, from inquiring as to the actual ownership of Shares. Until a transfer is duly registered on the records of the Trust, the Trustees shall not be affected by any notice of such transfer, either actual or constructive. The payment thereof to the Person in whose name any Shares are registered on the records of the Trust or to the duly authorized agent of such Person (or if such Shares are so registered in the names of more than one Person, to any one of such Persons or to the duly authorized agent of such Person) shall be sufficient discharge for all dividends or distributions payable or deliverable in respect of such Shares and from all liability to see to the application thereof.

                  In case of the loss, mutilation or destruction of any certificate for Shares, the Trustees may issue or cause to be issued a replacement certificate on such terms and subject to such rules and regulations as the Trustees may from time to time prescribe. Nothing in this Declaration shall impose upon the Trustees or a transfer agent a duty, or limit their rights to inquire into adverse claims.

                  In lieu of issuing certificates for Shares, the Trustees may adopt procedures for the Shares to be considered as uncertificated Securities to the same extent that such procedures would be available for shares of capital stock of a Massachusetts business corporation.

                  Unless the Trustees shall have determined that the Trust shall no longer qualify as a REIT, any issuance, redemption or transfer of Trust Shares which would operate to disqualify the Trust as a real estate investment trust for purposes of Federal income tax, is null and void, and such transaction will be canceled when so determined in good faith by the Trustees.

                  7.5 DIVIDENDS AND DISTRIBUTIONS TO SHAREHOLDERS. The Trustees may from time to time declare and pay to Shareholders such dividends or distributions in cash or other property, out of current or accumulated income, capital, capital gains, principal, surplus, proceeds from the increase or refinancing of Trust obligations, for the repayment of loans made by the Trust, from the sale of portions of the Trust Estate, or from any other source as the Trustees in their discretion shall determine; but, in any event, the Trustees, shall, from time to time, declare and pay to the Shareholders such distributions as may be necessary to continue to qualify the Trust as a Real Estate Investment Trust, so long as such qualification, in the opinion of the Trustees, is in the best interest of the Shareholders. Shareholders shall have no right to any dividend or distribution unless and until declared by the Trustees. A written statement disclosing the source shall be sent to each Shareholder who received the distribution not later than (i) 60 days after the close of the fiscal year in which the distribution was made, or (ii) promptly after the independent auditors of the Trust have completed, or undertaken sufficient actions toward completion of, the annual audit of the Trust, so that the Trustees can determine the source of such distribution, whichever event shall occur later.

                  7.6 TRANSFER AGENT, DIVIDEND DISBURSING AGENT AND REGISTRAR. The Trustees shall have power to employ one or more transfer agents, dividend disbursing agents, dividend or distribution reinvestment plan agents, and registrars and to authorize them on behalf of the Trust: to keep records, to hold and disburse any dividends and distributions and to have and perform powers and duties customarily had and performed by transfer agents, dividend disbursing agents, dividend or distribution reinvestment plan agents, and registrars as may be conferred upon them by the Trustees.

                  7.7 SHAREHOLDERS' MEETINGS AND CONSENTS. The Trustees shall cause to be called and held an Annual Meeting of the Shareholders at such time and such place as they may determine, at which Trustees shall be elected any other proper business may be conducted. The Annual Meeting of Shareholders shall be held within six months after the end of each fiscal year, after not fewer than 10 days nor more than 60 days written notice of such meeting has been sent to Shareholders by the Trustees and after delivery to the Shareholders of the Annual Report for the fiscal year then ended. Special meetings of Shareholders may be called by a majority of the Trustees, a majority of the Unaffiliated Trustees, or the Chairman or other chief executive officer of the Trust, and shall be called by any officer of the Trust upon the written request of Shareholders holding not less than 10% of the outstanding Shares of the Trust entitled to vote. Upon receipt of a written request either in person or by registered mail stating the purpose(s) of the meeting requested by Shareholders, the Trust shall provide all Shareholders written notice (either in person or by mail) of a meeting and the purpose of such meeting to be held on a date not fewer than 10 days nor more than 60 days after the date of such notice, at a time and place determined by the Trustees. If there shall be no Trustees, a special meeting of the Shareholders shall be held promptly for the election of successor Trustees. The call and notice of any special meeting shall state the purpose of the meeting and no other business shall be considered at such meeting. A majority of the outstanding Shares entitled to vote at any meeting represented in person or by proxy shall constitute a quorum at such meeting. Whenever Shareholders are required or permitted to take any action, such action may be taken, except as otherwise provided by this Declaration or required by law, by a majority of the votes cast at a meeting of Shareholders at which a quorum is present by holders of Shares entitled to vote thereon, or without a meeting by written consent setting forth the action so taken signed by holders of all outstanding Shares entitled to vote thereon. Notwithstanding this or any other provision of this Declaration, no vote or consent of Shareholders shall be required to approve the sale, exchange or other disposition by the Trustees of one or more assets of the Trust or the pledging, hypothecating, granting security interests in, mortgaging, encumbering or leasing of all or any of the Trust Estate.

                  7.8 PROXIES. Whenever the vote or consent of Shareholders is required or permitted under this Declaration, such vote or consent may be give either directly by the Shareholder or by a proxy. The Trustees may solicit such proxies from the Shareholders or any of them in any matter requiring or permitting the Shareholders' vote or consent.

                  7.9 REPORTS TO SHAREHOLDERS. The Trustees shall cause to be prepared and mailed not later than 120 days after the close of each fiscal year of the Trust a report of the business and operation of the Trust during such fiscal year to the Shareholders, which report shall constitute the accounting of the Trustees for such fiscal year. The report shall be in such form and have such content as the Trustees deem proper, but shall in any event include a balance sheet, an income statement and a surplus statement, each prepared in accordance with generally accepted accounting principles, shall be audited by an independent certified public accountant and shall be accompanied by the report of such accountant thereon. The Trustees shall also publish to the Shareholders quarterly with respect to the Trust (1) the ratio of the costs of raising capital during the quarter to the capital raised, and (2) the aggregate amount of advisory fees and the aggregate amount of other fees paid to the Adviser and all affiliates of the Adviser by the Trust and including fees or charges paid to the Adviser and all Affiliates of the Adviser by third parties doing business with the Trust.

                  7.10 FIXING RECORD DATE. For the purpose of determining the Shareholders who are entitled to vote or act at any meeting or any adjournment thereof, or who are entitled to participate in any dividend or distribution, or for the purpose of any other action, the Trustees may from time to time close the transfer books for such period, not exceeding 30 days, as the Trustees may determine; or without closing the transfer books the Trustees may fix a date not more than 60 days prior to the date of any meeting of Shareholders or dividend payment or other action as a record date for the determination of Shareholders entitled to vote at such meeting or any adjournment thereof or to receive such dividend or to take any other action. Any Shareholder who was a Shareholder at the time so fixed shall be entitled to vote at such meeting or any adjournment thereof or to receive such dividend or to take such other action, even though he has since that date disposed of his Shares, and no Shareholder becoming such after that date shall be so entitled to vote at such meeting or any adjournment thereof or to receive such dividend or to take such other action.

                  7.11 NOTICE TO SHAREHOLDERS. Any notice of meeting or other notice, communication or report to any Shareholder shall be deemed duly delivered to such Shareholder when such notice, communication or report is deposited, with postage thereon prepaid, in the United States mail, addressed to such Shareholder at his address as it appears on the records of the Trust or is delivered in person to such Shareholder.

                  7.12 Shareholders' Disclosure; Trustees' Right to Refuse to Transfer Shares; Limitation on Holdings; Redemption of Shares:

                  7.12.1 The Shareholders shall upon demand disclose to the Trustees in writing such information with respect to direct and indirect ownership of the Shares as the Trustees deem necessary to comply with the REIT Provisions of the Internal Revenue Code or to comply with the requirements of any taxing authority or governmental agency.

                  7.12.2  Whenever  it  is  deemed  by  them  to  be  reasonably necessary to protect the tax status of the Trust as a REIT, the Trustees may require a statement or affidavit from each Shareholder or proposed transferee of Shares setting forth the number of Shares already owned by him and any related Person specified in the form prescribed by the Trustees for that purpose. If, in the opinion of the Trustees, the proposed transfer may jeopardize the qualification of the Trust as a REIT, the Trustees shall have the right, but not a duty, to refuse to transfer the Shares to the proposed transferee. All contracts for the sale or other transfer of Shares shall be subject to this provision.

                  7.12.3 Notwithstanding any other provision of this Declaration of Trust to the contrary and subject to the provisions of subsection 7.12.5, no Person, or Persons acting as a group, shall at any time directly or indirectly acquire ownership in the aggregate of more than 9.8% of the outstanding Shares of the Trust (the "Limit"). Shares owned by a Person or group of Persons in excess of the Limit at any time shall be deemed "Excess Shares." For the purposes of this Section 7.12, the term "ownership" shall be defined in accordance with or by reference to the qualification requirements of the REIT Provisions of the Internal Revenue Code and shall also mean ownership as defined in Rule 13d-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, and the term "group" shall have the same meaning as that term has for purposes of Section 13(d)(3) of such Act as amended. All Shares which any Person has the right to acquire upon exercise of outstanding rights, options and warrants, and upon conversion of any Securities convertible into Shares, if any, shall be considered outstanding for purposes of the Limit if such inclusion will cause such person to own more that the Limit.

                  7.12.4 The Trustees, by notice to the holder thereof, may redeem any or all Shares that are Excess Shares (including Shares that remain or become Excess Shares because of the decrease in outstanding Shares resulting from such redemption); and from and after the date of giving of such notice of redemption ("redemption date") the Shares called for redemption shall cease to be outstanding and the holder thereof shall cease to be entitled to dividends, voting rights and other benefits with respect to such Shares excepting only the right to payment by the Trust of the redemption price determined and payable as set forth in the following two sentences. Subject to the limitation on payment set forth in the following sentence, the redemption price of each Excess Share called for redemption shall be the average daily per Share closing sales price if the Shares of the Trust are listed on a national securities exchange, and if the Shares are not so listed shall be the mean between the average per Share closing bid prices and the average per Share closing asked prices, in each case during the 30 day period ending on the business day prior to the redemption date, or if there have been no sales on a national securities exchange and no published bid quotations and no published asked quotations with respect to Shares of the Trust during such 30 day period, the redemption price shall be the price determined by the Trustees in good faith. Unless the Trustees determine that it is in the interest of the Trust to make earlier payment of all of the amount determined as the redemption price per Share in accordance with the preceding sentence, the redemption price shall by payable only upon the liquidation of the Trust and shall not exceed an amount which is the sum of the per Share distributions designated as liquidating distributions and return of capital distributions declared with respect to unredeemed Shares of the Trust of record subsequent to the redemption date, and no interest shall accrue with respect to the period subsequent to the redemption date to the date of such payment; provided, however, that in the event that within 30 days after the redemption date the Person from whom the Excess Shares have been redeemed sells (and notifies the Trust of such sale) a number of the remaining Shares owned by him at least equal to the number of such Excess Shares (and such sale is to a Person in whose hands the Shares sold would not be Excess Shares), then the Trust shall rescind the redemption of the Excess Shares if following such rescission such Person would not be the holder of Excess Shares, except that if the Trust receives an opinion of its counsel that such recission would jeopardize the tax status of the Trust as a REIT then the Trust shall in lieu of recission make immediate payment of the redemption price.

                  7.12.5 The Limit set forth in Section 7.12.3 shall not apply to acquisitions Shares pursuant to a cash tender offer made for all outstanding Shares of the Trust (including Securities convertible into Shares) in conformity with applicable federal and sate securities laws where two-thirds of the outstanding Shares (not including Shares or Securities convertible into Shares held by the tender offerer and/or any "affiliates" or "associates" thereof within the meaning of the Act) are duly tendered and accepted pursuant to the cash tender offer; nor shall the Limit apply to the acquisition of Shares by an underwriter in a public offering of Shares, or in any transaction involving the issuance of Shares by the Trust, in which a majority of the Trustees determine that the underwriter or other person or party initially acquiring such Shares will make a timely distribution of such Shares to or among other holders such that, following such distribution, none of such Shares will be Excess Shares. The Trustees in their discretion may exempt from the Limit ownership of certain designated Shares while owned by a person who has provided the Trustees with evidence and assurances acceptable to the Trustees that the qualification of the Trust as a REIT would not be jeopardized thereby.

                  7.12.6 Notwithstanding any other provision of this Declaration of Trust to the contrary, any purported acquisition of Shares of the Trust which would result in the disqualification of the Trust as a REIT shall be null and void.

                  7.12.7 Nothing contained in this Section 7.12 or in any other provision of this Declaration of Trust shall limit the authority of the Trustees to take such other action as they deem necessary or advisable to protect the Trust and the interests of the Shareholders by preservation of the Trust's qualification as a REIT under the REIT Provisions of the Internal Revenue Code.

                  7.12.8 If any provision of this Section 7.12 or any application of any such provision is determined to be invalid by any Federal or state court having jurisdiction over the issues, the validity of the remaining provisions shall not be affected and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court. To the extent this Section 7.12 may be inconsistent with any other provision of this Declaration of Trust, this Section 7.12 shall be controlling.

                  7.13 INSPECTION BY SHAREHOLDERS. Shareholders of record of the Trust shall have the same right to inspect the records of the Trust as has a stockholder in a Massachusetts business corporation.

                                  ARTICLE VIII

                       LIABILITY OF TRUSTEES, SHAREHOLDERS
                         AND OFFICERS, AND OTHER MATTERS

                  8.1 LIMITATION OF LIABILITY OF TRUSTEES AND OFFICERS. No Trustee or officer of the Trust shall be liable to the Trust or to any Trustee or Shareholder for any act or omission of any other Trustee, Shareholder, officer or agent of the Trust or be held to any personal liability whatsoever in tort, contract or otherwise in connection with the affairs of this Trust, except only that arising from his own bad faith, willful misfeasance, gross negligence, or reckless disregard of his duties.

                  8.2 LIMITATION OF LIABILITY OF SHAREHOLDERS, TRUSTEES AND OFFICERS. The Trustees and officers in incurring any debts, liabilities or obligations, or in taking or omitting any other actions for or in connection with the Trust are, and shall be deemed to be, acting as Trustees or officers of the Trust and not in their own individual capacities. Except to the extent provided in Section 8.1 no Trustee or officer shall, nor shall any Shareholder, be liable for any debt, claim, demand, judgment, decree, liability or obligation of any kind of, against or with respect to the Trust arising out of any action taken or omitted for or on behalf of the Trust and the Trust shall be solely liable therefor and resort shall be had solely to the Trust Estate for the payment or performance thereof. Each Shareholder shall be entitled to pro rata indemnity from the Trust Estate if, contrary to the provisions hereof, such Shareholder shall be held to any such personal liability.

                  8.3 EXPRESS EXCULPATORY CLAUSES IN INSTRUMENTS. As far as practicable, the Trustees shall cause any written instrument creating an obligation of the Trust to include a reference to this Declaration and to provide that neither the Shareholders nor the Trustees nor the officers of the Trust shall be liable thereunder and that the other parties to such instrument shall look solely to the Trust Estate for the payment of any claim thereunder or for the performance thereof; however, the omission of such provision form any such instrument shall not render the Shareholders or any Trustee or officer of the Trust liable nor shall the Trustees or any officer of the Trust be liable to anyone for such omission.

                  8.4 INDEMNIFICATION AND REIMBURSEMENT OF TRUSTEES AND OFFICERS. Any Person made a party to any action, suit or proceeding or against whom a claim or liability is asserted by reason of the fact that he, his testator or intestate was or is a Trustee or officer or active in such capacity on behalf of the Trust shall be indemnified and held harmless by the Trust against judgments, fines, amounts paid on account thereof (whether in settlement or otherwise) and reasonable expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense of such action, suit, proceeding, claim or alleged liability or in connection with any appeal therein, whether or not the same proceeds to judgment or is settled or otherwise brought to a conclusion; provided, however, that no such Person shall be so indemnified or reimbursed for any claim, obligation or liability which arose out of the Trustee's or officer's bad faith, willful misfeasance, gross negligence or reckless disregard of his duties; and provided, further, that such Person gives prompt notice of such action, suit or proceeding, executes such documents and takes such action as will permit the Trust to conduct the defense or settlement thereof and cooperates therein. In the event of a settlement approved by the Trustees of any such claim, alleged liability, action, suit or proceeding, indemnification and reimbursement shall be provided except as to such matters covered by the settlement which the Trust is advised by its counsel arose from the Trustee's or officer's bad faith, willful misfeasance, gross negligence, or reckless disregard of his duties; provided, however, that such advice by counsel shall not preclude any Trustee or officer from seeking a judicial determination that he did not act in bad faith, willful misfeasance, gross negligence or reckless disregard of his duties and is entitled to indemnification and reimbursement hereunder. Expenses may be paid in advance by the Trust upon receipt of an undertaking by or on behalf of a Person indemnified to pay over the amount unless it shall ultimately be determined he is entitled to be indemnified by the Trust as authorized herein. Such rights of indemnification and reimbursement shall be satisfied only out of the Trust Estate. The rights accruing to any Person under these provisions shall not exclude any other right to which he may be lawfully entitled, nor shall anything contained herein restrict the right of the Trust to indemnify or reimburse any such Person in any proper case even though not specifically provided for herein, nor shall anything contained herein restrict such right of a Trustee to contribution as may be available under applicable law. The Trust shall have power to purchase and maintain liability insurance on behalf of any Person entitled to indemnity hereunder, whether or not the Trust would have the power to indemnify against that liability.

                  8.5 RIGHT OF TRUSTEES AND OFFICERS TO OWN SHARES OR OTHER PROPERTY AND TO ENGAGE IN OTHER BUSINESS. Any Trustee or officer may acquire, own, hold and dispose of Shares in the Trust, for his individual account, and may exercise all rights of a Shareholder to the same extent and in the same manner as if he were not a Trustee or officer. Any Trustee or officer may have personal business interests and may engage in personal business activities, which interests and activities may include the acquisition, syndication, holding, management, development, operation or deposit in, for his own account or for the account of others, of interests in Real Property or Persons engaged in the real estate business, even if the same directly compete with the actual business being conducted by the Trust. Subject to the provisions of Article V, any Trustee or officer may be interested as trustee, officer, director, stockholder, partner, member, Adviser, or employee, or otherwise have a direct or indirect interest in any Person who may be engaged to render advice or services to the Trust, and may receive compensation from such Person as well as compensation as Trustee, officer or otherwise hereunder and no such activities shall be deemed to conflict with his duties and powers as Trustee or officer.

                  8.6 TRANSACTIONS WITH AFFILIATES. The Trust shall not knowingly invest, either directly or indirectly, in any Real Estate Investment or entity in which any Trustee or Adviser or any of its Affiliates is an investor, creditor or owner. The Trust shall not engage in transactions with the Adviser, any Trustee, officer, or any Affiliated Person of such Adviser, Trustee or officer, except to the extent that each such transaction has, after disclosure of such affiliation, been approved or ratified by the affirmative vote of a majority of the Trustees (or, in the case of a transaction with a person other than the Adviser or its Affiliate, a majority of the Trustees not having any interest in such transaction) after a determination by them that:

                  8.6.1 The transaction is fair and reasonable to the Trust and its Shareholders;

                  8.6.2 The terms of such transaction are at least as favorable as the terms of any comparable transactions made on an arm's length basis that are known to such Trustees;

                  8.6.3 Payments to the Adviser or to any Trustee or officer for services rendered in a capacity other than that as Adviser, Trustee, or officer may only be made upon determination that:

                    (i) the compensation is not in excess of their  compensation paid for any comparable services; and

                    (ii) the  compensation  is not greater  than the charges for comparable services available from others who are competent and not affiliated with any of the parties involved.

         The provisions of this Section 8.6 shall not prohibit the Trust from participating in any investment on a pari passu basis with any other entity whose trustees or directors are the same persons as the Trustees of the Trust and as a result there are no Trustees of the Trust who may not also have an interest in said investment as trustees or directors of such other entity.

                  8.7 PERSONS DEALING WITH TRUSTEES OR OFFICERS. Any act of the Trustees or officers purporting to be done in their capacity as such shall, as to any Persons dealing with such Trustees or officers, be conclusively deemed to be within the purposes of this Trust and within the powers of the Trustees and officers. No Person dealing with the Trustees or any of them, or with the authorized officers, agents or representatives of the Trust shall be bound to see to the application of any funds or property passing into their hands or control. The receipt of the Trustees or any of them, or of authorized officers, agents, or representatives of the Trust, for moneys or other consideration, shall be binding upon the Trust.

                  8.8 RELIANCE. The Trustees and officers may consult with counsel (which may be a firm in which one or more of the Trustees or officers is or are members) and the advice or opinion of such counsel shall be full and complete personal protection to all of the Trustees and officers in respect of any action taken or suffered by them in good faith and in reliance on or in accordance with such advice or opinion. In discharging their duties, Trustees and officers, when acting in good faith, may rely upon financial statements of the Trust represented to them to be correct by the President or the officer of the Trust having charge of its books of account, or stated in a written report by an independent certified public accountant fairly to present the financial position of the trust. The Trustees may rely, and shall be personally protected in acting, upon any instrument or other document believed by them to be genuine.

                                   ARTICLE IX

                        DURATION, TERMINATION, AMENDMENT
                           AND REORGANIZATION OF TRUST

                  9.1 DURATION AND TERMINATION OF TRUST. The Trustees will use their best efforts to terminate the Trust within approximately 10 years from the date of this Declaration of Trust. However, it shall be in the absolute discretion of the Trustees to determine in good faith such termination date as will be in the best interests of the Shareholders of the Trust, taking into consideration the investments of the Trust at the time at which termination is considered; but in any event the Trust shall terminate no later than 20 years from the date of this Declaration. The holders of a majority of the outstanding shares entitled to vote thereon may amend this Declaration to extent this period. Any determination by the Trustees of the date upon which termination shall occur shall be reflected in a vote of or written instrument singed by a majority of all of the Trustees then in office, including a majority of the Unaffiliated Trustees; provided, however, that any plan for the termination of the Trust which contemplates the distribution to the Shareholders of Securities or other property in kind (other than the right promptly to receive cash) shall require the vote or consent of the holders of a majority of the outstanding Shares entitled to vote thereon; and also provided that the Trust shall be subject to termination at any time by the vote or consent of the holders of a majority of the outstanding Shares entitled to vote thereon.

                  9.1.1 Upon the termination of the Trust and unless otherwise provided in a plan for termination approved by the holders of a majority of the outstanding Shares and agreeable to a majority of the Trustees:

                    (i) the Trust  shall  carry on no  business  except  for the purpose of winding up its affairs;

                    (ii) the  Trustees  shall  proceed to wind up the affairs of the Trust and all of the powers of the Trustees under this Declaration shall continue until the affairs of the Trust shall have been wound up, including the power to fulfill or discharge the contracts of the Trust, collect its assets, sell, convey, assign, exchange, transfer or otherwise dispose of all or any part of the remaining Trust Estate to one or more Persons at public or private sale for consideration which may consist in whole or in part of cash, Securities or other property of any kind, discharge or pay its liabilities, and do all other acts appropriate to liquidate its business (and provided that the Trustees may, if permitted by applicable law, and if they deem it to be in the best interest of the Shareholders, appoint a liquidating trust, or agent, or other entity, to perform one or more of the foregoing functions); and

                    (iii) after paying or  adequately  providing for the payment of all liabilities, and upon receipt of such releases, indemnities and refunding agreements, as they deem necessary for their protection, the Trustee or any liquidating trust, agent or other entity appointed by them, shall distribute the remaining Trust Estate among the Shareholders pro rata according to the number of Shares held by each.

     If any plan for the termination of the Trust approved by the holders of a majority of the outstanding Shares and agreeable to a majority of the Trustees provides for actions of the Trustees other than as aforesaid, the Trustees shall have full authority to take all action as in their opinion is necessary or appropriate to implement said plan.

                  9.1.2 After termination of the Trust and distribution to the Shareholders as provided herein or in any said plan so approved by the Shareholders, the Trustees shall execute and lodge among the records of the Trust an instrument in writing setting forth the fact of such termination, and the Trustees shall thereupon be discharged from all further liabilities and duties hereunder and the rights and interests of all Shareholders hereunder shall thereupon cease.

     No Person dealing with the Trust or any Person or Persons purporting to act as Trustees shall at any time (whether or not after 15 years from the date of this Declaration of Trust) have any obligation to inquire whether or not the Trust is terminated.

                  9.2 MERGER, ETC. Upon the vote or written consent of a majority of the Trustees, including a majority of the Unaffiliated Trustees, and with the approval of the holders of a majority of the Shares then outstanding and entitled to vote, at a meeting the notice for which included a statement of the proposed action, the Trustees may (a) merge the Trust into, or sell, convey and transfer the Trust Estate to, any corporation, association, trust or other organization in exchange for shares or Securities thereof, or beneficial interests therein, or other consideration, and the assumption by such transferee of the liabilities of the Trust and (b) thereupon terminate the Trust and, subject to Section 9.1, distribute such shares, securities, beneficial interests, or other consideration, ratably among the Shareholders in redemption of their Shares.

                  9.3 AMENDMENT PROCEDURE. This Declaration may be amended by the vote or written consent of a majority of the Trustees and of the holders of a majority of the outstanding Shares entitled to vote thereon; provided, however, that no amendment which would reduce the priority of payment or amount payable to any class of Shares of the Trust upon liquidation of the Trust or that would diminish or eliminate any voting rights pertaining to any class of Shares shall be made unless approved by the vote or consent of the holders of two-thirds of the outstanding Shares of such class. The Trustees may also amend this Declaration by the vote of two-thirds of the Trustees without the vote or consent of Shareholders at any time to the extent deemed by the Trustees in good faith to be necessary to meet the requirements for qualification as a Real Estate Investment Trust under the REIT Provisions of the Internal Revenue Code or any interpretation thereof by a court or other governmental agency of competent jurisdiction, but the Trustees shall not be liable for failing so to do. Actions by the Trustees pursuant to the third paragraph of Section 1.1 hereof or pursuant to subsection 10.3.1 hereof that result in amending this Declaration may also be effected without vote or consent of any Shareholder.

                  9.4 AMENDMENT, ETC. Prior to First Public Offering of Shares. Notwithstanding any other provision of this Declaration, at such time as there is only one holder of all of the outstanding Shares and prior to the issuance of Shares pursuant to a registration statement under the Securities Act of 1933, said holder of all of the outstanding Shares may, without any vote or consent of the Trustees, (a) amend this Declaration in whole or in part, (b) terminate this Trust, (c) remove and/or replace any or all of the Trustees, and (d) instruct the investment and disposition of any funds or properties held by the Trustees.

                                    ARTICLE X

                                  MISCELLANEOUS

                  10.1 APPLICABLE LAW. This Declaration of Trust is made in The Commonwealth of Massachusetts; the situs, domicile and residency of the Trust for all purposes is Massachusetts; and the Trust is created under and is to be governed by and construed and administered according to the laws of said Commonwealth, including the Massachusetts Business Corporation Law as the same may be amended from time to time, to which reference is made with the intention that matters not specifically covered herein or as to which an ambiguity may exist shall be resolved as if the Trust were a Massachusetts business corporation, but the reference to said Business Corporation Law is not intended to and shall not give the Trust, the Trustees, the Shareholders or any other person any right, power, authority or responsibility available only to or in connection with an entity organized in corporate form.

                  10.2 FILING OF COPIES; REFERENCES; HEADINGS. The original or a copy of this instrument and of each amendment hereto shall be kept at the office of the Trust where it may be inspected by any Shareholder. A copy of this instrument and of each amendment hereto shall be filed by the Trust with the Secretary of The Commonwealth of Massachusetts and with the Boston City Clerk, as well as any other governmental office where such filing may from time to time be required, but the failure to make any such filing shall not impair the effectiveness of this instrument or any such amendment. Anyone dealing with the Trust may rely on a certificate by an officer of the Trust as to whether or not any such amendments have been made, as to the identities of the Trustees and officers, and as to an matters in connection with the Trust hereunder; and, with the same effect as if it were the original, may rely on a copy certified by an officer of the Trust to be a copy of this instrument or of any such amendments. In this instrument and in any such amendment, references to this instrument, and all expressions like "herein", "hereof", and "hereunder" shall be deemed to refer to this instrument as a whole as the same may be amended or affected b any such amendments. The masculine gender shall include the feminine and neuter genders. Headings are placed herein for convenience of reference only and shall not be taken as part hereof or control or affect the meaning, construction or effect of this instrument. This instrument may be executed in any number of counterparts each of which shall be deemed an original.

                  10.3 PROVISIONS OF THE TRUST IN CONFLICT WITH LAW OR REGULATIONS.

                  10.3.1 The provisions of this Declaration are severable, and if the Trustees shall determine, with the advice of counsel, that any one or more of such provisions (the "Conflicting Provisions") could have the effect of preventing the Trust from qualifying as a real estate investment trust under the REIT Provisions of the Internal Revenue Code (and if the Trustees have determined the Trust should elect to be taxed as a REIT under the Internal Revenue Code) or are in conflict with other applicable federal or state laws or regulations, the Conflicting Provisions shall be deemed never to have constituted a part of the Declaration; provided, however, that such determination by the Trustees shall not affect or impair any of the remaining provisions of this Declaration or render invalid or improper any action taken or omitted (including but not limited to the election of Trustees) prior to such determination. A certification signed by a majority of the Trustees setting forth any such determination and reciting that it was duly adopted by the Trustees, or a copy of this Declaration, with the Conflicting Provisions removed pursuant to such a determination, signed by a majority of the Trustees, shall be conclusive evidence (except as to Shareholders, as to whom it shall only be prima facie evidence) of such determination when lodged in the records of the Trust. The Trustees shall not be liable for failure to make any determination under this Section 10.3.1. Nothing in this Section 10.3.1 shall in any way limit or affect the right of the Trustees to amend this Declaration as provided in
Section 9.2.

                  10.3.2 If any provision of this Declaration shall be held invalid or unenforceable, such invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render invalid or unenforceable any other provision of this Declaration, and this Declaration shall be carried out as if any such invalid or unenforceable provisions were not contained herein.

                  10.4 BINDING EFFECT; SUCCESSORS IN INTEREST. Each Person who becomes a Shareholder shall, as a result thereof, be deemed to have agreed to and to be bound by the provisions of this Declaration of Trust. This Declaration shall be binding upon and inure to the benefit of the Trustees and the Shareholders and the respective successors, assigns, heirs, distributees and legal representatives of each of them.

                  IN  WITNESS  WHEREOF,   the  undersigned  have  executed  this
Declaration as of the 6th day of February, 1985.

/s/ James L. Mooney             /s/ Robert L. Kinney
James L. Mooney                  Robert L. Kinney

Address:                         Address:

157 Linden Street                Mellon Real Estate Investment
Ridgewood, New Jersey 07450      Management Corporation

 Mellon Financial Center
 551 Madison Avenue
 New York, New York 10022

 /s/ Mercer L. Jackson           /s/ James T. Foran
Mercer L. Jackson               James T. Foran

Address:                        Address:

3825 North 37th Street          Mellon Real Estate Investment
Arlington, Virginia 22207       Management Corporation

Mellon Financial Center
551 Madison Avenue
New York, New York 10022

/s/ Patrick E. McCarthy         /s/ Arthur C. Karlin
Patrick E. McCarthy             Arthur C. Karlin

Address:                        Address:
43 Highland Avenue              E.F. Hutton & Company, Inc.
Bangor, Maine 04401             595 Madison Avenue

                                New York, New York   10022

                                 /s/ Irving E.Cohen
                                Irving E. Cohen

                                Address:

                                E.F. Hutton & Company, Inc.
                                595 Madison Avenue

                                New York, New York 10022

STATE OF New York
COUNTY OF    New York

         Then personally appeared Irving E. Cohen, to me known to be one of the Trustees who executed the foregoing Declaration of Trust and acknowledged the same to be his free act and deed, this 11th day of February, 1985.

                                  /s/ Kathleen M. Keenan
                                 Notary Public

My commission expires:
3/30/85

STATE OF New York
COUNTY OF    New York

         Then personally appeared Arthur C. Karlin, to me known to be one of the Trustees who executed the foregoing Declaration of Trust and acknowledged the same to be his free act and deed, this 11th day of February, 1985.

/s/ Kathleen M. Keenan
Notary Public

My commission expires:
3-30-85

STATE OF New York
COUNTY OF    New York

         Then personally appeared James T. Foran, to me known to be one of the Trustees who executed the foregoing Declaration of Trust and acknowledged the same to be his free act and deed, this 8th day of February, 1985.

 /s/ Kathleen M. Keenan
 Notary Public

My commission expires:
3-30-85